UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2026

Diversified Energy Company
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41870	41-2283606
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 Corporate Drive Birmingham, Alabama	35242
(Address of principal executive offices)	(Zip Code)

(205) 408-0909
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DEC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2026, the Compensation Committee of the Board of Directors of Diversified Energy Company (the “Company”) approved the adoption of the Diversified Gas & Oil Corporation Deferred Compensation Plan, to be effective January 1, 2027 (the “Plan”). The Plan is an unfunded, nonqualified deferred compensation plan that is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Participation in the Plan is limited to a select group of management or highly compensated employees, including the Company’s named executive officers, and non-employee directors of the Company located in the United States.

Participants in the Plan may elect to defer up to 80% of their base salary, short-term incentive plan awards, and long-term cash performance awards and up to 100% of their restricted stock units (“RSUs”), performance share units (“PSUs”) and director retainers. The Company will make fully vested matching contributions equal to 100% of a participant’s deferrals of base salary and short-term incentive plan awards, up to 7% of such compensation in excess of the Code Section 401(a)(17) compensation limit; no match is provided on other deferrals. The Company may also make other discretionary contributions under the Plan.

Amounts credited to each participant under the Plan (other than as a result of deferred RSUs and PSUs) are periodically adjusted for earnings and/or losses at a rate that is equal to one or more notional investment funds selected by the Company and elected by the participant. Deferred RSUs and PSUs will continue to represent a right to receive shares of the Company’s common stock upon payment under the Company’s 2025 Equity Incentive Plan (or successor equity plan). Deferrals will generally be paid in a lump sum or, if elected by the participant and subject to the Plan’s conditions, in two to 10 annual installments upon separation from service. The Plan does not permit in-service distributions other than for unforeseeable emergencies or for certain de minimis amounts.

The foregoing description is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.
Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Diversified Gas & Oil Corporation Deferred Compensation Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diversified Energy Company

Date: November 6, 2026
	By:	/s/ Benjamin M. Sullivan
	Name:	Benjamin M. Sullivan
	Title:	Senior Executive Vice President, Chief Legal and Risk Officer and Corporate Secretary